SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2004

BRANDYWINE REALTY TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-9106	23-2413352

(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Page 1 of 3 pages

Item 7. Financial Statements and Exhibits.

              (c)   Exhibits.

99.1      Press Release dated July 22, 2004

Item 12. Results of Operations and Financial Condition.

              Furnished pursuant to Exhibit 99.1 of this Form 8-K is a press release of the Company dated July 22, 2004.

              The press release includes a “non-GAAP financial measure” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of such non-GAAP financial measure to the most directly comparable GAAP financial measure.

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Title: President and Chief Executive Officer

Date: July 22, 2004